                                   Exhibit 3.2

                           AMENDMENT OF THE BY-LAWS OF
                                 CASCADE BANCORP

ARTICLE II

DIRECTORS

SECTION 2. Number of classification and nominations 2nd paragraph, 1st sentence

The Board of Directors shall consist of 8 members who shall serve until their successors shall be elected and qualified.

"There shall be (3) classes of directors to be known as Class A, Class B, and Class C, respectively, with two (2) directors in Class A, three (3) directors in Class B, and three (3) directors in Class C."

Amended November 15, 1999

                           AMENDMENT OF THE BY-LAWS OF
                                 CASCADE BANCORP

ARTICLE II

DIRECTORS

SECTION 2. Number of classification and nominations 2nd paragraph, 1st sentence

The Board of Directors shall consist of 9 members who shall serve until their successors shall be elected and qualified.

"There shall be (3) classes of directors to be known as Class A, Class B, and Class C, respectively, with three (3) directors in Class A, three (3) directors in Class B, and three (3) directors in Class C."

Amended August 17, 1998

                           AMENDMENT OF THE BY-LAWS OF
                                 CASCADE BANCORP

ARTICLE II

DIRECTORS

SECTION 2. Number of classification and nominations 2nd paragraph, 1st sentence

The Board of Directors shall consist of 8 members who shall serve until their successors shall be elected and qualified.

"There shall be (3) classes of directors to be known as Class A, Class B, and Class C, respectively, with three (3) directors in Class A, three (3) directors in Class B, and two (2) directors in Class C."

Amended August 21, 1995

                           AMENDMENT OF THE BY-LAWS OF
                                 CASCADE BANCORP

ARTICLE II

DIRECTORS

SECTION 15. Directors Mandatory Retirement Age

"No person who is age 70 or older may serve on the Board of Directors of the Corporation; provided, however, that a director who turns age 70 during his or her term as director may continue to hold office until the expiration of such director's term; provided further that this Section 15 shall not apply to persons who were both age 70 and a director of the Corporation as of June 1, 1995."

Amended May 15, 1995

                           AMENDMENT OF THE BY-LAWS OF
                                 CASCADE BANCORP

ARTICLE I

SECTION 1.        ANNUAL MEETINGS

     The annual meeting of the shareholders shall be held within 120 days of the end of the Corporation's fiscal year, the date, time and place of which shall be specified annually by the Board of Directors. At the annual meeting the shareholders shall elect directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

Amended March 20, 1995

                           AMENDMENT OF THE BY-LAWS OF
                                 CASCADE BANCORP

ARTICLE II

DIRECTORS

SECTION 2. Number of classification and nominations 2nd paragraph, 1st sentence

The Board of Directors shall consist of (9) members who shall serve until their successors shall be elected and qualified.

"There shall be (3) classes of directors to be known as Class A, Class B, and Class C, respectively, with three (3) directors in Class A, three (3) directors in Class B, and three (3) directors in Class C."

Amended March 8, 1993

                           AMENDMENT OF THE BY-LAWS OF
                                 CASCADE BANCORP

ARTICLE II

DIRECTORS

SECTION 2. Number of classification and nominations 2nd paragraph, 1st sentence

"There shall be (3) classes of directors to be known as Class A, Class B, and Class C, respectively, with two (2) directors in Class A, two (2) directors in Class B, and three (3) directors in Class C."

Amended April 4, 1991

                                     BYLAWS
                                       OF
                                 CASCADE BANCORP

                                TABLE OF CONTENTS
                                -----------------


ARTICLE I.        SHAREHOLDERS:  MEETING AND VOTING
         Section 1.        ANNUAL MEETINGS........................................................................1
         Section 2.        SPECIAL MEETINGS ......................................................................1
         Section 3.        NOTICE OF MEETINGS.....................................................................2
                  (a)(1)   Annual Meetings........................................................................2
                     (2)   Special Meetings ......................................................................2
                  (b).............................................................................................3
                  (c).............................................................................................3
         Section 4.        VOTING RIGHTS..........................................................................3
         Section 5.        QUORUM.................................................................................3
                  (a).............................................................................................3
                  (b).............................................................................................4
                  (c).............................................................................................4
         Section 6.        VOTING OF SHARES CERTAIN HOLDERS.......................................................4
                  (a).............................................................................................4
                  (b).............................................................................................4
                  (c).............................................................................................5
         Section 7.        PROXIES................................................................................5
         Section 8.        STOCKHOLDER LISTS......................................................................5

ARTICLE II. DIRECTORS
         Section 1.        POWERS.................................................................................6
         Section 2.        NUMBER CLASSIFICATION AND NOMINATIONS..................................................6
         Section 3.        VACANCIES..............................................................................7
                  (a).............................................................................................7
                  (b).............................................................................................7
                  (c).............................................................................................8
                  (d).............................................................................................8
         Section 4.        REMOVAL OF DIRECTORS...................................................................8
         Section 5.        ANNUAL MEETING OF DIRECTORS............................................................8
         Section 6.        SPECIAL MEETINGS.......................................................................8
         Section 7.        QUORUM AND VOTE........................................................................9
         Section 8.        COMPENSATION...........................................................................9
         Section 9.        DUTIES AND EMPLOYMENT..................................................................9
         Section 10.       INVESTMENTS............................................................................9
         Section 11.       OTHER DUTIES OF DIRECTORS.............................................................10


         Section 12.       TRANSACTIONS WITH DIRECTORS...........................................................10
                  (a)............................................................................................10
                  (b)............................................................................................11
                  (c)............................................................................................11
                  (d)............................................................................................11
         Section 13.       OFFICIAL COMMUNICATIONS FROM REGULATORY AGENCIES......................................11
         Section 14.       CHAIRMAN OF THE BOARD.................................................................12

ARTICLE III.      OFFICERS
         Section 1.        OFFICERS..............................................................................12
         Section 2.        TERM OF OFFICE........................................................................12
         Section 3.        DUTIES OF PRESIDENT...................................................................13
         Section 4.        DUTIES OF VICE PRESIDENT..............................................................13
         Section 5.        DUTIES OF SECRETARY...................................................................13
         Section 6.        ASSISTANTS............................................................................13

ARTICLE IV.       COMMITTEES
         Section 1.        COMMITTEES............................................................................14
         Section 2.        AUTHORITY OF COMMITTEE................................................................14
                  (a)............................................................................................14
                  (b)............................................................................................14
                  (c)............................................................................................14
                  (d)............................................................................................14
                  (e)............................................................................................14
                  (f)............................................................................................15
                  (g)............................................................................................15
                  (h)............................................................................................15
         Section 3.        ABOLITION OF COMMITTEES...............................................................15

ARTICLE V.                 CORPORATE RECORDS

         Section 1.        INSPECTION............................................................................15
         Section 2.        BYLAWS................................................................................16
         Section 3.        CHECKS, DRAFTS, ETC...................................................................16
         Section 4.        EXECUTION OF DOCUMENTS................................................................16

ARTICLE VI.       CERTIFICATES AND TRANSFER OF SHARES
         Section 1.        SHARES OF STOCK.......................................................................17
         Section 2.        STOCK CERTIFICATES....................................................................17
         Section 3.        STOCK TRANSFERABLE ONLY UPON BOOKS....................................................18
         Section 4.        LOST CERTIFICATE......................................................................19
         Section 5.        TRANSFER AGENTS AND REGISTRARS........................................................19
         Section 6.        CLOSING STOCK TRANSFER BOOKS..........................................................19


ARTICLE VII.      INDEMNIFICATION
         Section 1.        AUTHORITY TO INDEMNIFY................................................................20
                  (a)............................................................................................20
                           (1)...................................................................................20
                           (2)...................................................................................20
                           (3)...................................................................................20
                  (b)............................................................................................21
                           (1)...................................................................................21
                           (2)...................................................................................21
                  (c)............................................................................................21
         Section 2.        MANDATORY INDEMNIFICATION.............................................................21
         Section 3.        ADVANCE FOR EXPENSES..................................................................22
                  (a)............................................................................................22
                           (1)...................................................................................22
                           (2)...................................................................................22
                  (b)............................................................................................22
         Section 4.        COURT-ORDERED INDEMNIFICATION.........................................................22
                  (a)............................................................................................23
                  (b)............................................................................................23
         Section 5.        DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION....................................23
                  (a)............................................................................................24
                  (b)............................................................................................24
                  (c)............................................................................................24
                  (d)............................................................................................24
         Section 6.        INSURANCE.............................................................................25
         Section 7.        INDEMNIFICATION PROVISIONS NOT EXCLUSIVE..............................................25

ARTICLE VIII.     GENERAL PROVISIONS
         Section 1.        SEAL..................................................................................26
         Section 2.        AMENDMENT OF BYLAWS...................................................................26
                  (a)............................................................................................26
                  (b)............................................................................................26
         Section 3.        WAIVER OF NOTICE......................................................................26
         Section 4.        MEETINGS BY TELEPHONE CONFERENCE......................................................26
         Section 5.        ACTION WITHOUT A MEETING..............................................................27
         Section 6.        LIABILITY OF OFFICERS FOR DISALLOWED EXPENSES.........................................27


                                     BYLAWS

                                       OF

                                 CASCADE BANCORP

                                    ARTICLE I

                        SHAREHOLDERS: MEETING AND VOTING

Section 1. ANNUAL MEETINGS

     The annual meeting of the shareholders shall be held in March on such date and at such time and place as is specified by the Board of Directors. At the annual meeting the shareholders shall elect directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Section 2. SPECIAL MEETINGS

     Special meetings of shareholders may be called by the President or by a resolution of the Board of Directors! or upon the written request of shareholders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting. All special meetings shall be held in the state of Oregon. No business other than that specified in said notice shall be transacted at any special meeting, unless all shareholders of the corporation are present either in person or by proxy, and not less than two-thirds (2/3) of all stock shall consent thereto.


Page 1. BYLAWS

Section 3. NOTICE OF MEETINGS

         (a) (1) ANNUAL MEETINGS. Written or printed notice stating the place, date, day and hour of the annual meeting shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     (2) SPECIAL MEETINGS. Written or printed notice stating the place, day and hour, and purpose or purposes of each special meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.


Page 2. BYLAWS

     (b) When a meeting is adjourned for thirty (30) days or more, or when a predetermination of the persons entitled to receive notice of the reconvening of an adjourned meeting is required by law, notice of the reconvening of an adjourned meeting shall be given as for an original meeting. In all other cases no notice of the adjournment or of the business to be transacted at the reconvening of the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

     (c) The presence of any shareholder, either in person or by proxy, at any meeting of the shareholders shall constitute a waiver of notice of such meeting.

Section 4. VOTING RIGHTS

     At all meetings of the shareholders each shareholder shall be entitled to one vote for each share of stock standing in his name at the time of such meeting.

Section 5. QUORUM

     (a) At any meeting of the shareholders, the holders of a majority of the shares entitled to vote being present in person or represented by proxy shall constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


Page 3. BYLAWS

     (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

     (c) The vote of a majority of the shareholders present either in person or by proxy and entitled to vote at any duly authorized meeting shall decide any question unless the vote of a greater number is required by law or the Articles of Incorporation.

Section 6. VOTING OF SHARES BY CERTAIN HOLDERS

     (a) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

Page 4. BYLAWS

     (c) A shareholder whose shares are pledged shall be entitled to vote such shares until his shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred unless there is an agreement to the contrary.

Section 7. PROXIES

     Every shareholder entitled to vote or to execute any waiver or consent may do so either in person or by written proxy duly executed and filed with the Secretary of the corporation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 8. STOCKHOLDER LISTS

     After fixing a record date for a meeting, the officer or agent having charge of the transfer books of the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group, and within each voting group, by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in


Page 5. BYLAWS
the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder, the shareholder's agent or attorney will be entitled to inspect the list at Any time during the meeting or any adjournment.

                                   ARTICLE II

                                    DIRECTORS

Section 1. POWERS

     The business of this corporation shall be managed by the Board of Directors.

Section 2. NUMBER CLASSIFICATION AND NOMINATIONS

     The Board of Directors shall consist of seven (7) members, who shall serve until their successors shall be elected and qualified.

     There shall be three (3) classes of directors to be known as Class A, Class B and Class C, respectively, with three (3) directors in Class A, two (2) directors in Class B and two (2) directors in Class C. The term of office of the initial Class A directors shall expire at the first annual meeting following their election; the term of office of the initial Class B directors shall expire at the second annual meeting following their election; and the term of office of the initial Class C directors shall expire at the third annual meeting following their election. At each annual meeting thereafter a number of directors equal to the number


Page 6. BYLAWS
of directors in the class whose terms expire at the time of such meeting shall be elected to hold office for a term of three years. At any meeting of shareholders, the nomination of candidates for directors shall not be allowed from the floor. Any shareholder owning outstanding capital stock of the corporation on the record date for a particular meeting may nominate a candidate or candidates for director by serving written notice on the corporation of such nomination not less than ten (10) days prior to the scheduled date of the shareholder meeting at which directors are to be elected. Such notice shall contain the name(s) of the nominee and information as to the nominee's background and experience that would qualify the nominee to serve as a director.

Section 3. VACANCIES

     (a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director. Vacancies in the Board of Directors may be filled by a majority of the remaining directors. Each director so elected shall hold office for the balance of the unexpired term of his predecessor and until his qualified successor is elected and accepts office.


     (b) Any directorship to be filled by reason of an increase in the authorized number of directors may be filled by an affirmative vote of the majority of the directors at that time in office. The first such additional director


Page 7. BYLAWS
shall serve in Class B and the second such director shall serve in Class C. Thereafter any additional directors elected by reason of an increase in the authorized number shall be allocated evenly among all three classes of directors starting with Class A.

     (c) The shareholders may at any time elect a director to fill any vacancy not filled by the Board of Directors.

     (d) If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 4. REMOVAL OF DIRECTORS

     All or any number of the directors may be removed from office with or without cause by a majority vote of the shareholders at a special meeting called for that purpose.

Section 5. ANNUAL DIRECTORS' MEETING

     Within one week following the annual shareholders' meeting the Directors shall meet for the purpose of organization and election of executive officers hereinafter specified.

Section 6. SPECIAL MEETINGS

     Special meetings of the Board of Directors may be held from time to time upon the call of the President, Vice President or Secretary or upon call of not less than one-half of the duly elected, qualified and acting directors. Notice


Page 8. BYLAWS
of such meeting shall be given by the person or persons calling same, by mail not later than two (2) days before the time for such meeting, or in person not later than twenty-four hours before the time fixed for such meeting. The presence or consent of any director shall constitute a waiver of the notice of such meeting.

Section 7. QUORUM AND VOTE

     A majority of the Board as it exists at any time shall constitute a quorum for the transaction of business. Less than a quorum may adjourn until the next meeting.

Section 8. COMPENSATION

     By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 9. DUTIES AND EMPLOYMENT

     The Board of Directors shall authorize the employment and prescribe the duties of all officers of the corporation.

Section 10. INVESTMENTS

     The funds of the corporation shall be invested pursuant to law and in such manner and upon such security as the Board of Directors may determine.


Page 9. BYLAWS

Section 11. OTHER DUTIES OF DIRECTORS

     The Board of Directors shall have power to establish rules and regulations and fix the hours for the transaction of business, prescribe the form of books or accounts to be used, and the general or particular manner in which the business and affairs of the corporation shall be conducted. The manner of conducting business and all books, accounts, and records shall conform to the provisions of the law, and to the rules, regulations, and instructions issued by any applicable federal or state agency having the authority to regulate the corporation.

Section 12. TRANSACTIONS WITH DIRECTORS

     (a) Any contract or other transaction or determination between the corporation and one or more of the directors or between the corporation and another party in which one or more of the directors are interested, shall be valid, notwithstanding the presence or participation of such director or directors in a meeting of the Board of Directors which acts upon or in reference to such contract, transaction or determination, if the fact of such interest shall be disclosed or known to the Board of Directors and it shall authorize or approve such contract, transaction or determination by a vote of a majority of the disinterested directors present and entitled to vote.


Page 10. BYLAWS

     (b) A director or directors interested in a contract, transaction or determination may be counted in determining whether a quorum is present at any meeting, but shall not be entitled to vote on such contract, transaction or determination and shall not be counted in determining the number of directors constituting the majority necessary to carry such vote.

     (c) If not authorized or approved by a majority of the disinterested directors as provided above, such contract, transaction or determination shall nevertheless be valid if ratified or approved by a vote of the shareholders. Such interested director or directors shall not be disqualified from voting as shareholders for ratification or approval of such contract, transaction or determination.

     (d) This section shall not invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

Section 13. OFFICIAL COMMUNICATIONS FROM REGULATORY AGENCIES

     Every official communication directed by any regulatory agency to the corporation or to any officer of the corporation relating to an investigation or examination conducted by such agency or containing suggestions or recommendations as to the conduct of the business of the corporation, shall be submitted by the officer receiving it to the Board of Directors at the next meeting of the Board and duly noted in


Page 11. BYLAWS
the minutes of the meeting of the Board in the manner prescribed by the agency. The record of the meeting shall also show any action taken by the Board in response to the communication. The communication, or the record of the meeting referring to the communication, shall be signed by each director present at the meeting at which the communication is received.

Section 14. CHAIRMAN OF THE BOARD

     The Board of Directors shall elect from among them a Chairman, who shall not be an officer of the corporation, and a Vice-Chairman who may be an officer of the corporation. The Chairman, and in his absence, the Vice-Chairman, shall preside at all meetings of the Board.

                                   ARTICLE III

                                    OFFICERS

Section 1. OFFICERS

     The officers of this corporation shall be a President; one or more Vice Presidents; a Secretary, Assistant Secretary; and such other officers as may be appointed by the Board of Directors from time to time.

Section 2. TERM OF OFFICE

     Any vacancies occurring in any of the said offices shall be filled by the Board of Directors. All officers shall be appointed to hold their offices at the pleasure of the Board of Directors.


Page 12. BYLAWS

Section 3. DUTIES OF PRESIDENT

     It shall be the duty of the President to preside at all meetings of the shareholders. He shall be the chief executive officer of the corporation and shall perform all such other duties as the Board of Directors may from time to time prescribe, or as may be required by law.

Section 4. DUTIES OF VICE PRESIDENT

     The Vice President shall perform the duties of the President in case of his absence, disqualification, or inability, and such other duties as the Board of Directors may prescribe from time to time, or as may be required by law.

Section 5. DUTIES OF SECRETARY

     The Secretary shall keep a complete record of the proceedings of all shareholders' and directors' meetings. He shall have the custody of the corporate seal and shall attest the signature of the corporation and affix the seal when required to do so in the usual course of business and pursuant to law. He shall perform all such other duties as the Board of Directors may from time to time prescribe, or as may be required by law.

Section 6. ASSISTANTS

     The Board of Directors may appoint or authorize the appointment of assistants to any officer. Such assistants


Page 13. BYLAWS
may exercise the power of such officer and shall perform such duties as are prescribed by the Board of Directors.

                                   ARTICLE IV

                                   COMMITTEES

Section 1. COMMITTEES

     The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by the Bylaws, appoint such committees as the Board may determine. These committees shall in each case consist of not less than two
(2) directors and shall have such powers and duties as shall from time to time be prescribed by the Board of Directors.

Section 2. AUTHORITY OF COMMITTEES

     The committees established by the Board of Directors, to the extent provided by resolution, shall have and may exercise all the authority of the Board in the management of the corporation, but no committee shall have the authority of the Board to:

     (a)  Authorize distributions;

     (b) Approve or propose to shareholders actions that require approval by the shareholders;

     (c)  Fill vacancies on the Board of Directors or on any of its committees;

     (d)  Amend articles of incorporation;

     (e)  Adopt, amend or repeal the Bylaws;


Page 14. BYLAWS

     (f)  Approve a plan of merger not requiring shareholder approval;

     (g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

     (h) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors.

Section 3. ABOLITION OF COMMITTEES

     Any committee established by the Board of Directors may, by resolution adopted by a majority of the number of directors fixed by the Bylaws, be abolished at any time by the Board for any reason and the committee's functions delegated elsewhere. Any member of any committee shall hold office on such committee solely at the pleasure of the Board of Directors.

                                    ARTICLE V

                                CORPORATE RECORDS

Section 1. INSPECTION

     The Board of Directors, from time to time, shall determine whether and to what extent and at what times and


Page 15. BYLAWS
places and under what conditions and regulations the accounts and books of the corporation or any of them, except the stock book, shall be opened to the inspection of the shareholders, and no shareholder shall have any right to inspect the books or documents of the corporation except as conferred by statute, or as authorized by the Board of Directors.

Section 2. BYLAWS

     The original or a copy of the Bylaws and any amendments thereto, certified by the Secretary, shall be open to inspection by the shareholders and directors in the manner and to the extent required by law.

Section 3. CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors. But before the corporation shall be liable upon any obligation that does not arise in the ordinary course of business as a current transaction, the same must be authorized by a resolution of the Board of Directors.

Section 4. EXECUTION OF DOCUMENTS

     The Board of Directors may, except as otherwise provided in the Bylaws, authorize any officer or agent to enter into any contract or execute any instrument in the name of and on


Page 16. BYLAWS
behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

                                   ARTICLE VI

                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. SHARES OF STOCK

     The shares of stock shall be represented by stock certificates, signed by the President or Vice President, and Secretary or Assistant Secretary, with the corporate seal affixed. Each stock certificate shall state upon the face thereof that it is transferable only on the books of the corporation.

Section 2. STOCK CERTIFICATES

     Certificates of stock shall be numbered and registered in the order in which they are issued. All certificates shall be issued in consecutive order and the name and address of the person owning the shares therein represented, the number of shares represented thereby and the date of the issuance thereof shall be entered upon the stock records of the Corporation. All certificates exchanged or returned to the corporation shall be marked "cancelled", the date of cancellation shall be noted thereon by the Secretary and the


Page 17. BYLAWS
certificate shall thereupon be retained in the stock records of the Corporation.

Section 3. STOCK TRANSFERABLE ONLY UPON BOOKS

     The shares of stock of this corporation shall be transferable and assignable only upon the books of the corporation. No new stock certificate shall be issued until the old certificate has been properly assigned, transferred, and surrendered for cancellation.

     As a condition to the transfer of shares in the stock transfer books of the corporation, the corporation shall have the right to demand from any shareholder requesting a transfer sufficient evidence to the corporation to assure itself that the shareholder requesting the transfer has complied with all prior notice requirements, if any, imposed by regulatory agencies which supervise the corporation. In particular, but without limitation, the corporation can, as a condition to transfer, require sufficient evidence to indicate to its satisfaction shareholder compliance, if applicable, with the prior notification requirements of the Change in Bank Control Act of 1978 and the Bank Holding Company Act of 1956, as amended.

     Before the corporation purchases or redeems any shares of its common stock, the appropriate officer(s) of the corporation shall, if applicable, have the corporation comply with the prior notice requirements regarding certain


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purchases or redemptions as set forth in Regulation Y at 12 C.F.R. 225.4, which requires the corporation to provide at least sixty (60) days' prior notice, if generally, any purchase or redemption of its equity securities equals or exceeds ten percent (10%) of the corporation's consolidated net worth.

Section 4. LOST CERTIFICATE

     If any certificate is accidently destroyed or lost, the Secretary may upon satisfactory proof of such destruction or loss, and the receipt of satisfactory indemnity from the shareholder, authorize the issuance of a new certificate.

Section 5. TRANSFER AGENTS AND REGISTRARS

     The Board of Directors may from time to time appoint one or more specific transfer agents and one or more registrars for the shares of the corporation who shall have such powers and duties as the Board of Directors shall specify.

Section 6. CLOSING STOCK TRANSFER BOOKS

     The Board of Directors may close the transfer books for a period not exceeding sixty (60) days nor less than ten (10) days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.


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                                   ARTICLE VII

                                 INDEMNIFICATION

Section 1. AUTHORITY TO INDEMNIFY

     (a) Except as provided below, the corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director or officer against liability incurred in the proceeding if:

          (1)  The conduct of the individual was in good faith;

          (2) The individual reasonably believed that the individual's conduct was in the best interest of the corporation, or at least not opposed to its best interests; and

          (3) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. A director's or officer's conduct with respect to an employee benefit plan for a purpose the director or officer reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (2) above. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet


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               the standard of conduct described in this paragraph (a) above.

     (b)  The corporation may not indemnify a director or officer:

          (1) In connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or

          (2) In connection with any other proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer.

     (c) Indemnification permitted under this Section 1 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 2. MANDATORY INDEMNIFICATION

     The corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because of being a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.


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Section 3. ADVANCE FOR EXPENSES

     (a) The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

          (1) The director or officer furnishes the corporation a written affirmation of the director's or officer's good faith belief that the director or officer has met the standard of conduct described in Section 1 above; and

          (2) The director or officer furnishes the corporation a written undertaking, executed personally or on the director's or officer's behalf, to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct.

     (b) The undertaking must be an unlimited general, obligation of the director or officer but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 4. COURT-ORDERED INDEMNIFICATION

     A director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after


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giving any notice the court considers necessary may order indemnification if it determines:

     (a) The director or officer is entitled to mandatory indemnification as provided by Section 2 above, in which case the court shall also order the corporation to pay the director's or officer's reasonable expenses incurred to obtain court-ordered indemnification; or

     (b) The director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the standard of conduct set forth in Section 1 above or was adjudged liable as described in Section 1, whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

Section 5. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION

     The corporation may not indemnify a director or officer unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because the director or officer has met the standard of conduct set forth in Section 1 above.

     A determination that indemnification of a director or officer is permissible shall be made:


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     (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (b) If a quorum cannot be obtained under paragraph (a) above, by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding. However, directors who are parties to the proceeding may participate in designation of the committee;

     (c) By special legal counsel selected by the Board of directors or its committee in the manner prescribed in paragraph (a) or (b) above, if a quorum of the Board of Directors cannot be obtained under paragraph (a) above and a committee cannot be designated under paragraph (b) above, the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding; or

     (d) By the shareholders.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, expect that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (c) above to select counsel.


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Section 6. INSURANCE

     The corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 1 or 2 above.

Section 7. INDEMNIFICATION PROVISIONS NOT EXCLUSIVE

     The indemnification and provisions for advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which directors may be entitled under the corporation's articles of incorporation or these Bylaws, any agreement, general or specific action of the Board of Directors, vote or shareholders or otherwise, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.


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                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 1. SEAL

     The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation and the state of its incorporation.

Section 2. AMENDMENT OF BYLAWS

     (a) Except as otherwise provided by law, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws by vote of a majority of their number.

     (b) Whenever an amendment of new Bylaws is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

Section 3. WAIVER OF NOTICE

     Whenever any notice to any shareholder or director is required by law, the Articles of Incorporation or the Bylaws, a waiver of notice in writing signed at any time by the person entitled to notice shall be equivalent to the giving of the notice.

Section 4. MEETINGS BY TELEPHONE CONFERENCE


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     The Board of Directors or any committee designated by the Board may hold any meeting of the Board or committee by means of conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other. Participation in such a meeting constitutes presence in person at the meeting.

Section 5. ACTION WITHOUT A MEETING

     Any action which the law, the Articles of Incorporation or the Bylaws require or permit the shareholders or directors to take at a meeting may be taken without a meeting only if a consent in writing setting forth the action so taken is signed by all of the shareholders or directors entitled to vote on the matter. The consent, which shall have the same effect as a unanimous vote of the shareholders or directors shall be filed in the records of minutes of the corporation.

Section 6. LIABILITY OF OFFICERS FOR DISALLOWED EXPENSES

     Any payments to an officer of the corporation such as salary, commission, bonus, interest, rent or entertainment expense incurred by him which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer of the corporation to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment by the officer. Subject to the determination of the directors, proportionate amounts may be


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withheld from his future compensation payments until the amount owed to the corporation has been recovered.

          ADOPTED this 22nd day of June, 1990.

                                                  /s/ Patricia L. Moss

                                                  -----------------------------,
                                                  Secretary

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